UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2007 (January 19, 200)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1: Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement - Plan and Agreement of Merger for Crested Corp.

On January 23, 2007, U.S. Energy Corp. (“USE”) and its majority owned subsidiary Crested Corp. (“Crested”) signed a plan and agreement of merger (the “merger agreement”) for the proposed acquisition of the minority shares of Crested (approximately 29%) not owned by USE (approximately 71%), and the subsequent merger of Crested into USE pursuant to Wyoming and Colorado law (USE and Crested are Wyoming and Colorado corporations, respectively). The merger agreement was approved by all directors of both companies. The exchange ratio of 1 USE share for each 2 Crested shares (not owned by USE) was negotiated between the special committees of independent directors of both companies, and approved by the full boards of both companies, on December 20, 2006. See the Forms 8-K filed October 13 and December 26, 2006. The exchange ratio represents an approximate 12% premium to the relative stock prices between the two companies for the 30 days ended December 18, 2006.

Pursuant to the merger agreement, USE will issue a total of approximately 2,811,684 shares of common stock to the minority holders of Crested common stock, including the shares equal to the equity value of options to buy Crested common stock underlying 1,700,000 options (exercise price of $1.71 per share) issued to employees, officers and directors of USE (Crested has no employees itself), pursuant to the Crested incentive stock option plan (the “ISOP”) adopted by Crested and approved by its shareholders in 2004. The ISOP will be amended to allow for exercise of options by cashless exercise, and if the merger is to be consummated, immediately prior to that date, the Crested options will be so exercised, and the holders of the resulting Crested stock will be entitled to participate in the merger on the same exchange ratio basis as the current Crested minority shareholders.

USE (and its officers and directors) have signed an agreement to vote its and their Crested shares in line with the vote of the holders of a majority of the Crested minority shares. The affirmative vote of the holders of a majority of the Crested outstanding shares is required to consummate the merger. USE will not seek USE shareholder approval of the merger.

USE may decline to consummate the merger, even after approval by the holders of a majority of the minority Crested shares, if the holders of more than 200,000 Crested shares perfect their rights to dissent from the merger under Colorado law. In addition, USE or Crested may decline to consummate the merger if the ratio of the closing stock price of either company is 20% greater or less than the exchange ratio for two or more consecutive trading days, even if the merger has been approved by the holders of a majority of the minority Crested shares.

Consummation of the merger also is subject to (i) USE delivering to the Crested minority shareholders a proxy statement/prospectus (following declaration of effectiveness by the SEC of a Form S-4 to be filed by USE) for a special meeting of the Crested shareholders to vote on the merger agreement; and (ii) satisfaction of customary representations and warranties in the merger agreement.

Navigant Capital Advisors, LLC is acting as financial advisor to the USE special committee, and Neidiger Tucker Bruner Inc. is acting as financial advisor to the Crested special committee. These firms have delivered opinions to USE and Crested, to the effects that the exchange ratio is fair to the USE shareholders and to the Crested minority shareholders, respectively.

Section 4: Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

On January 19, 2007, USE and Crested received a letter (dated January 10, 2007) from Epstein, Weber & Conover, PLC (“EWC”), stating that EWC is combining with Moss Adams LLP, that EWC therefore has resigned as the registered independent accounting firm for both companies, and that the client-auditor relationship between USE and Crested therefore has ceased. EWC has advised that all partners of EWC have become partners of Moss Adams.

EWC’s audit reports on the companies’ financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There have not been any disagreements between USE and Crested, and EWC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure

EWC’s notice to the companies (dated January 10, 2007 but received on January 19, 2007) of the cessation of the auditor-client relationship, and EWC’s separate concurrence with the statements in the preceding paragraph, are filed as exhibits to this report.

A subsequent Form 8-K will be filed at such time as a new registered independent accounting firm has been appointed.

Section 5: Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) (1) At the regular scheduled meeting of the Board of Directors on January 23, 2007, Robert Scott Lorimer was appointed to the Board of Directors of Crested Corp. to fill the vacancy as a result of the retirement of Daniel P. Svilar. The appointment was made pursuant to the recommendation of Crested’s Nominating Committee.

(2) Mr. Lorimer was also appointed to the Executive Committee for Crested replacing Mr. Svilar. Mr. Lorimer will continue to serve on the Board of Directors for U.S. Moly Corp. There is no arrangement or understanding between Mr. Lorimer and any other person pursuant to which Mr. Lorimer was appointed as a director or as a member of the Executive Committee. He is not related to any of Crested’s officers or directors. He serves at the will of the Board of Directors.

(3) Mr. Lorimer has served as the Chief Financial Officer for USE and Crested for many years. Mr. Lorimer is not compensated for service to Crested (Crested has no employees). He holds an option to purchase 200,000 shares of Crested (at $1.71 per share), which was granted to him under Crested’s incentive stock option plan in June 2005.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) (1) At the regular scheduled meeting of the Board of Directors on January 23, 2007, Steven R. Youngbauer was appointed by the Board of Directors of Crested as Secretary and General Counsel to fill the vacancy as a result of the retirement of Daniel P. Svilar. The appointment was made upon the recommendation of Crested’s Nominating Committee.

(2) There is no arrangement or understanding between Mr. Youngbauer and any other person pursuant to which Mr. Youngbauer was appointed as a Secretary and General Counsel. Mr. Youngbauer will also serve as the Secretary and General Counsel for U.S. Energy Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: January 24, 2007	By:	/s/ Harold F. Herron
Harold F. Herron, President